Exhibit 10.3

SONICWALL, INC.

RETENTION AND SEVERANCE AGREEMENT

FOR EXECUTIVE OFFICERS

Adopted April 20, 2004

1.	GENERAL

1.1	Purpose. The purpose of this Agreement is to provide specified compensation and benefits to the undersigned executive officer, , (the “Executive”) of the Company in the event of a Termination Upon Change of Control or a Termination in Absence of Change of Control as an incentive to the Executive to remain in the employment of the Company and to be focused and motivated to work to maximize the value of the Company for the benefit of its stockholders.

1.2	At-Will Employment. This Agreement does not affect the “at-will” nature of the Executive’s employment with the Company and, accordingly, the Company or the Executive may terminate the Executive’s employment at any time without notice and for any reason or no reason. Subject to the terms of any applicable written employment agreement between Company and the Executive, this Agreement does not obligate the Company to continue to employ the Executive for any specific period of time, or in any specific role or geographic location.

1.3	Release of Claims. Executive’s receipt of payments and benefits under this Agreement is conditioned upon the deliver by Executive of a signed Agreement and Release of Claims in substantially the form attached hereto as Exhibit A, provided, however, that the Executive shall not be required to release any rights the Executive may have to be indemnified by the Company.

1.4	Defined Terms. Capitalized terms used in this Agreement and not defined in the text of this Agreement shall have the meanings set forth in Section 5, unless the context clearly requires a different meaning.

2.	TERMINATION UPON CHANGE OF CONTROL

In the event of the Executive’s Termination Upon Change of Control, the Executive shall be entitled to the severance compensation described below.

2.1	Prior Obligations. (Subsections 2.1.1 through 2.1.4 hereinafter referred to as the “Prior Obligations”)

2.1.1	Accrued Salary and Vacation. All salary and accrued vacation earned through the Termination Date, less applicable federal and state withholding.

2.1.2	Accrued Bonus Payment. Lump sum payment of Executive’s target bonus for the Company’s prior fiscal year to the extent that any such bonus was earned and is unpaid on the Termination Date.

2.1.3	Expense Reimbursement. Within ten (10) days of submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses incurred by the Executive, consistent with past practices, in connection with the business of the Company prior to the Executive’s termination of employment.

2.1.4	Employee Benefits. Benefits, if any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans under which the Executive may be entitled to benefits, payable pursuant to the terms of such plans.

2.2	Additional Cash Severance Benefits. Lump sum payment in an amount equal to twelve (12) months of Base Salary plus twelve (12) months of Target Bonus for the year of termination, less applicable federal and state withholding.

2.3	Acceleration of Equity Awards.

2.3.1	Acceleration Following Termination Upon Change of Control. The vesting and exercisability of all outstanding, unvested Equity Awards shall be accelerated, such that (i) fifty (50%) percent of Executive’s outstanding Equity Awards vest and accelerate if Executive has been continuously employed by the Company for less than one year and (ii) one hundred (100%) percent of Executive’s outstanding Equity Awards accelerate if Executive has been continuously employed by the Company for one year or longer. Executive shall be entitled to exercise vested Options for the period ending six (6) months following the Termination Date, but in no event later than the expiration date of the Options.

2.3.2	Acceleration Following Non-assumption Upon Change of Control. If there is a Change of Control transaction in which outstanding Equity are not fully assumed by, or replaced with fully equivalent substitute options or restricted stock of, the Successor, then (1) the vesting and exercisability of all Equity Awards shall be accelerated as to 100% of the shares subject thereto and (2) the Company shall provide reasonable prior written notice to the Executive of (a) the date any unexercised Options will terminate and (b) the period during which the Executive may exercise the Options. The Executive shall be entitled to exercise the Options within the period ending six (6) months following the Termination Date, but in no event later than the expiration date of the Options.

2.4	Extended Insurance Benefits. If the Executive elects coverage under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive for COBRA premiums paid by Executive to continue Company-paid health, dental and vision coverage at the same level of coverage as was provided to the Executive and any of Executive’s dependents immediately prior to the Termination Date for a period of twelve (12) months following the Termination Date. The date of the “qualifying event” for the Executive and any dependents shall be the Termination Date.

3.	TERMINATION IN ABSENCE OF CHANGE OF CONTROL

In the event of the Executive’s Termination in Absence of Change of Control, the Executive shall be entitled to the severance compensation described below.

3.1	Prior Obligations. Payment of the Prior Obligations described in Section 2.1 above.

3.2	Additional Cash Severance Benefits. Six (6) months Base Salary and Target Bonus for the year of termination, payable in accordance with the Company’s normal payroll practice, less applicable federal and state withholding.

3.3	Equity Awards Following Termination in Absence of Change of Control. The vesting of all outstanding, unvested Equity Awards shall cease on the Termination Date. The Executive shall be entitled to exercise any Options within the period ending three (3) months following the Termination Date, but in no event later than the expiration date of the Options.

3.4	Extended Insurance Benefits.

3.4.1	Benefit Continuation. If the Executive elects coverage under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse the Executive for COBRA premiums paid by Executive to continue Company-paid health, dental and vision coverage at the same level of coverage as was provided to the Executive and any of Executive’s dependents immediately prior to the Termination Date for a period of six (6) months following the Termination Date. The date of the “qualifying event” for the Executive and any dependents shall be the Termination Date.

3.4.2	Coverage Under Another Plan. Notwithstanding the preceding provisions of this subsection 3.4, in the event the Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse’s or partner’s plan) under another employer’s group health plan during the period provided for herein, the Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for the Executive and any dependents.

4.	FEDERAL EXCISE TAX UNDER SECTION 280G

4.1	Reduction of Benefits. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive may elect, in the Executive’s sole discretion, to have such severance and other benefits either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

4.2	Determination by Independent Public Accountants. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and the Executive (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 4.

5.	DEFINITIONS

5.1	Capitalized Terms Defined. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 5, unless the context clearly requires a different meaning.

5.2	“Base Salary” means the Executive’s base salary then in effect immediately preceding any Change of Control, or in the absence of Change of Control, immediately preceding the Termination Date. For avoidance of doubt, Base Salary shall give effect to any salary reduction, whether or not voluntary.

5.3	“Cause” means:

(a)	willful and material failure to follow the lawful written directions of the Board of Directors; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct Executive’s behavior; or

(b)	engagement in gross misconduct which is materially detrimental to the Company; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior; or

(c)	willful and repeated failure or refusal to comply in any material respect with the terms of the Company’s Assignment and Confidentiality Agreement, the Company’s insider trading policy, or any other reasonable policies of the Company where non-compliance would be materially detrimental to the Company; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior;

(d)	an act or acts of dishonesty undertaken by Executive and intended to result in Executive’s substantial gain or personal enrichment at the expense of the Company; or

(e)	commission of any felony, fraud or other unlawful or criminal act involving moral turpitude which the Board of Directors reasonably believes would reflect adversely on the Company.

5.4	“Change of Control” means:

(a)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(b)	the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)	the sale, lease or other disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(d)	as a result of a transaction as described in Section 5.4(a), 5.4(b) or 5.4(c) above, there occurs a change in the composition of the Board of Directors of the Company within a two-year period after such transaction whereby fewer than a majority of the directors remain as Incumbent Directors;

(e)	the dissolution or liquidation of the Company; or

(f)	any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

5.5	“Company” means SonicWALL, Inc., and, following a Change of Control, any Successor.

5.6	“Equity Awards” means any Options or Restricted Stock granted or issued to the Executive prior to the Change of Control, for purposes of Section 2.3, or prior to the Termination Date, for purposes of Section 3.3.

5.7	“Good Reason” means the occurrence of any of the following conditions, without the Executive’s informed written consent:

(a)	assignment to the Executive of a title, position, responsibilities or duties that are materially less than the title position, responsibilities and duties which the Executive occupied immediately preceding any termination of employment;

(b)	a reduction in the Executive’s Base Salary or Target Bonus or a material reduction in the kind or level of benefits generally provided to an employee of Executive’s rank and seniority, other than in connection with a general reduction in compensation effected by the Company and applicable to other similarly situated employees;

(c)	the Company’s requiring the Executive (i) to be based at any office or location more than fifty (50) miles from the office where the Executive was employed immediately preceding the Change of Control, or (ii) to travel on Company business to a substantially greater extent than required immediately preceding the Change of Control; or

(d)	any material breach by the Company of the terms of this Agreement, including but not limited to the failure by the Company to require a Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company’s Change of Control obligations, as if no such succession had taken place.

5.8	“Incumbent Director” shall mean a director who either (1) is a director of the Company as of the Effective Date, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company at the time of such election or nomination who were themselves elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the directors of the Company at the time of his or her election or nomination, provided that in no event shall any director be deemed to be an Incumbent Director if such director was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

5.9	“Option” or “Options” means a stock option or stock options to purchase shares of the Company’s common stock.

5.10 “Permanent Disability” means that:

(a)	the Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of the Executive’s duties;

(b)	such total incapacity shall have continued for a period of six (6) consecutive months; and

(c)	such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Executive’s life.

5.11	“Restricted Stock” means shares of the Company’s Common Stock subject to a right of repurchase or forfeiture in favor of the Company.

5.12	“Successor” means the Company as defined above and any successor or assign to substantially all of its business and/or assets.

5.13	“Target Bonus” means the Executive’s annual target bonus opportunity payable upon deemed achievement of 100% of applicable performance criteria.

5.14	“Termination in Absence of Change of Control” means any termination of the Executive’s employment by the Company without Cause that occurs (a) prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control, (b) after the Company announces that it has terminated any such definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement, or (c) more than twelve (12) months following a Change of Control. Notwithstanding the foregoing, the term “Termination in Absence of Change of Control” shall not include any termination of the Executive’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability; (3) as a result of Executive’s death; or (4) as a result of the Executive voluntary terminating Executive’s employment with the Company.

5.15	“Termination Date” means the effective date of any termination of Executive’s employment with the Company.

5.16 “Termination Upon Change of Control” means:

(a)	any termination of the employment of the Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company’s stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company’s stockholders and other conditions and contingencies) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within six (6) months following the occurrence of such Good Reason.

Notwithstanding the foregoing, the term “Termination Upon Change of Control” shall not include any termination of Executive’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability; (3) as a result of Executive’s death; or (4) as a result of Executive’s voluntary termination of Executive’s employment with the Company other than for Good Reason.

6.	PROPRIETARY AND CONFIDENTIAL INFORMATION

Executive’s receipt of the payments and benefits described in this Agreement are conditioned upon the Executive’s acknowledgment of Executive’s continuing obligation under, and Executive’s agreement to abide by the terms and conditions of, the Company’s confidentiality and/or proprietary rights agreement between the Executive and the Company.

7.	NON-SOLICITATION AND NON-COMPETITION

7.1	Agreement Not to Solicit. In addition to, and not in limitation of, any of Executive’s obligations under any employment offer letter or agreement or employee invention assignment or confidentiality agreement, if any, between Executive and the Company, Executive agrees that during the period commencing on the Effective Date and ending on the latest to occur of: (i) one (1) year from the Effective Date and (ii) one (1) year from the Termination Date, provided the Company performs its obligations to deliver the payments and benefits set forth in Section 2 of the Agreement, then Executive will not directly or indirectly solicit or attempt to solicit away employees or consultants of the Company for Executive’s own benefit or for the benefit of any other person or entity.

Notwithstanding the foregoing provisions of this Section 7.1, nothing shall prevent the Executive from owning a passive investment of less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Executive is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or from owning a passive investment of less than a 1% interest in a venture capital fund.

7.2	Continuation of Benefits; Transition Services. If Company performs its obligations to deliver the severance benefits set forth in Section 2 of the Agreement, then for sixty (60) days after the Executive’s Termination Upon Change of Control, to the maximum extent enforceable by law, the Executive will provide reasonable transition services as requested by the Company.

8.	INTERPRETATION

The Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California as applied to contracts entered into and entirely to be performed within that state.

9.	CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

9.1	No Limitation of Regular Benefit Plans. Except as provided in Section 9.2 below, this Agreement is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company’s stock option plans.

9.2	Noncumulation of Benefits. The Executive may not cumulate cash severance payments, stock options vesting and/or restricted stock vesting under both this Agreement and another plan or policy of the Company. If the Executive has any other binding written agreement with the Company which provides that upon a Change of Control or termination of employment the Executive shall receive Change of Control or termination benefits, then Executive must waive Executive’s rights to such benefits prior to execution of this Agreement.

10.	SUCCESSORS AND ASSIGNS

10.1	Successors of the Company. The Company will require any Successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Agreement.

10.2	No Assignment of Rights. The interest of the Executive in this Agreement or in any distribution to be made under this Agreement may not be assigned, pledged, alienated, anticipated, or otherwise encumbered (either at law or in equity) and shall not be subject to attachment, bankruptcy, garnishment, levy, execution, or other legal or equitable process. Any act in violation of this Section 10.2 shall be void.

10.3	Heirs and Representatives of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

11.	NOTICES

For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:	SonicWALL, Inc.
1143 Borregas Avenue
Sunnyvale, California 94089-1306
Attention:	General Counsel

and if to the Executive at the address specified by the Executive. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

12.	NO REPRESENTATION

The Executive acknowledges that in entering into this Agreement, the Executive is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13.	MODIFICATION AND AMENDMENT

At any time after the Effective Date of this Agreement and prior to the date thirty (30) days before the earlier of (1) the date that the Company first publicly announces it is conducting negotiations leading to a Change of Control, or (2) the date that the Company enters into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company’s stockholders and other conditions and contingencies), the Board of Directors of the Company shall have the right to amend, suspend or terminate this Agreement at any time and for any reason. Notwithstanding the preceding sentence, however, no amendment or termination of this Agreement shall reduce the Executive’s rights or benefits under this Agreement if the Executive was employed by the Company before the date the amendment is adopted or this Agreement is terminated, as appropriate.

14.	VALIDITY

14.1	Invalid Provisions. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

14.2	Execution by Company Executive Officer or Director. This Agreement and any modifications or amendments shall require the approval of the Board of Directors of the Company.

15.	EFFECTIVE DATE; TERM OF AGREEMENT

15.1	Effective Date. The Effective Date of this Agreement is

15.2	Term of Agreement. The term of this Agreement shall commence on the Effective Date and continue until such time as all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date.

SonicWALL, INC.

EXECUTIVE

[SIGNATURE PAGE TO RETENTION AND SEVERANCE AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

THIS RELEASE OF CLAIMS (“Release”) is between                  (“Executive”) and SonicWALL, Inc. (the “Company”), a [                ] corporation.

1. Payment of Separation Benefits. Executive hereby understands and agrees that Executive’s employment with the Company has terminated. The Company has agreed that if Executive chooses to sign this Release on or after Executive’s last day of employment, the Company will provide Executive separation benefits (the “Separation Benefits”) pursuant to the Company’s Retention and Severance Agreement for Executive Officers (the “Agreement”). Executive understands that Executive is not entitled to these Separation Benefits unless Executive signs this Release. Executive agrees to waive or terminate Executive’s rights to any cash severance or option or restricted stock acceleration or continued vesting under any agreement other than the Agreement (whether written or oral). This Release and the Agreement contain the entire understanding of the Company and Executive with respect to cash severance or option or restricted stock acceleration or continued vesting and supersede any prior agreements with respect to these matters. Executive understands that in addition to the Separation Benefits and regardless of whether Executive signs this Release, the Company will pay Executive all of Executive’s accrued salary and vacation earned through Executive’s date of termination.

2.	Release.

(a) Executive and his respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date of Executive’s termination of employment (collectively, the “Released Matters”), as follows:

(i) any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(ii) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied or promissory estoppel;

(iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

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(v) any and all claims for violation of the federal, or any state, constitution;

(vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(vii) any and all claims for attorneys’ fees and costs.

This Release does not extend to, and does not result in, a waiver or release of any of the following: (a) any claim by Executive for workers’ compensation or unemployment benefits; (b) Executive’s rights to indemnity under any indemnity agreement signed by the parties, as well as under Labor Code section 2802; and (c) all rights and benefits to which Executive is entitled under the Agreement.

(b) Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive expressly waives any right or benefit that he has or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware.

3. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date (defined below) of this Release, Executive acknowledges that the consideration given for this Release in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that:

(a) Executive should consult with an attorney prior to executing this Release;

(b) Executive has at least twenty-one (21) days within which to consider this Release, although Executive may accept the terms of this Release at any time within those 21 days;

(c) Executive has at least seven (7) days following the execution of this Release by the parties to revoke this Release; and

(d) This Release will not be effective until the revocation period has expired (the “Effective Date”).

4. Indemnity and Employee Invention Agreement. Executive and the Company agree that all rights and obligations of the parties under any indemnity agreement between the parties and under any invention assignment and confidentiality agreement will continue in effect.

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5. Voluntary Execution of Agreement. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

(a) they have read this Release;

(b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Release and of the releases it contains;

(d) they are fully aware of the legal and binding effect of this Release.

EXECUTIVE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EXECUTIVE IS GIVING UP ANY LEGAL CLAIMS EXECUTIVE HAS AGAINST THE COMPANY EXCEPT AS SET FORTH IN THE AGREEMENT. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE AGREEMENT.

President and Chief Executive Officer:	Executive:

(Name)	(Name)

Date:_______________________	Date:_______________________

[SIGNATURE PAGE TO RELEASE OF CLAIMS]

SCHEDULE TO EXHIBIT 10.3 — FORM OF CHANGE IN CONTROL SEVERANCE AGREEMENT

The registrant has entered into a Change in Control Severance Agreement, in exactly the form attached as Exhibit 10.3, with each of the following executive officers effective as of April 20, 2004: Steve Franzese; Doug Brockett; Michael Anderson; Kathleen M. Fisher; Mark Walden; Dawn Thompson; Michael M. Stewart; Robert B. Knauff; Frederick M. Gonzalez, and John Gmuender.

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